Exhibit 10.20

Labor Contract

Party A:	Suzhou Ascentage Pharmaceutical Co., Ltd.

Party B:	Cao Jin

Date of Signing:	December 14, 2023

Signature page of the “Labor Contract”	Document No.: HR-004-03 Commencement Date: 2022-05-07

Labor Contract

Party A:	Suzhou Ascentage Pharmaceutical Co., Ltd.

Legal Representative/Responsible Person:	Dajun Yang

Legal Address:	[***]

Contact Information:	[***]

Party B:	Cao Jin

Gender:	Male

Nationality:	Chinese

ID Number or Passport Number:	[***]

(or other valid ID numbers):

Residential Address:	[***]

Contact Number:	[***]

Email:	[***]

Emergency Contact:	Liu Wenting

Emergency Contact Phone Number:	[***]

According to the “Labor Law of the People’s Republic of China,” the “Labor Contract Law of the People’s Republic of China,” and relevant laws and regulations, Party A and Party B, based on the principles of equality, voluntariness, and mutual agreement, voluntarily establish a labor relationship and sign this “Labor Contract” (hereinafter referred to as this “Contract”), and jointly abide by the terms listed in this Contract.

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Article 1	Condition Precedent

1.1	Party B guarantees that all personal information and data provided or reported to Party A are true and accurate. If the information is false or the data is defective, Party B is willing to bear all consequences.

1.2	Based on Party A’s statements and on-site inspection of Party A’s company, Party B has comprehensively understood the job content, working conditions, workplace, occupational hazards, safety production status, labor remuneration, and other related circumstances of the position and is willing to accept the position.

1.3	Party B promises that when establishing a labor contract relationship with Party A, they do not have labor or service relationships with other units, nor are they bound by any non-compete obligations to other units. Otherwise, any disputes arising from this shall have no relation to Party A, and Party B shall bear all responsibilities independently.

Article 2	Type and Duration of the Labor Contract

2.1	The type of this Contract is the following type A labor contract:

A. Fixed-term labor contract: The validity period of this Contract is three years, starting from December 14, 2023, and ending on December 13, 2026. The probation period is from [Year/Month/Day] to [Year/Month/Day].

B. Open-ended labor contract: The start date is [Year/Month/Day]. If Party B is signing a labor contract with Party A for the first time, the probation period is [Months], from [Year/Month/Day] to [Year/Month/Day].

C. Labor contract based on the completion of a certain work task: The start date is [Year/Month/Day], and it terminates upon the completion of the work task.

Article 3	Job Content and Workplace

3.1	Position and Responsibilities

Party B, according to Party A’s work arrangements, engages in the position of Chief Financial Officer of the Finance Department. The main responsibilities are to participate in the formulation of the group’s operational development strategy and financial strategic planning, as well as oversee strategy execution and management, providing strong support to achieve the group’s strategic objectives; budget management; capital management; cost management; tax management; internal control management; assist with the financial due diligence, financial analysis, financial modeling, financial forecasting, transaction structure design, and all related financial work during the integration of new projects and mergers and acquisitions, as well as other related work required by Party A from time to time.

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3.2	Workplace

According to the characteristics of Party B’s position, Party B’s work area or workplace is in Suzhou. However, Party A has the right to assign Party B to other places outside the aforementioned location for temporary or short-term work as needed, and Party B shall comply with Party A’s arrangements. If Party B does not comply, it shall be deemed a serious violation of Party A’s rules and regulations. Any work-related travel (including short-term and long-term business trips within the region and to other regions) shall not be considered a change in workplace.

3.3	Change of Job Position and Workplace

Upon mutual agreement, Party A and Party B can change the job position and workplace stipulated in this Contract. Party B agrees that Party A may adjust Party B’s job position or location, including but not limited to changes in work content or workplace, promotions, lateral transfers, demotions, etc. (including situations where the job title or position remains unchanged but the job content, responsibilities or scope change), based on management needs or Party B’s work ability, evaluation results, job performance assessments, health status. Party B shall comply with Party A’s arrangements and complete work tasks on time, in quality and quantity as required by Party A. Party B shall comply with Party A’s arrangements and strictly complete work tasks on time, with quality and quantity as required by Party A. Party B should enhance their professional skills to meet Party A’s work requirements; otherwise, it will be considered a serious violation of Party A’s rules and regulations. If Party B is unable to perform their duties, Party A may arrange for training, adjust Party B’s job position, adjust Party B’s salary, or terminate this Contract.

Article 4	Working Hours, Rest, and Leave

4.1	Working Hours

Party A arranges Party B to execute below A working hours system:

A. Standard Working Hours System: Party B works 8 hours per day, 40 hours per week (excluding Party B’s commute time and 60-minute lunch break).

B. Comprehensive Working Hours System: The work and rest time of Party B are calculated comprehensively on a monthly, quarterly, or annual basis.

C. Irregular Working Hours System: On the premise of completing Party A’s work tasks, Party B can arrange work and rest time according to the regulations.

4.2	Party A does not encourage Party B to extend working hours. If Party B executes the standard working hours system or comprehensive working hours system, Party B shall complete the work tasks assigned by Party A within the working hours. Party A may arrange overtime for Party B according to work needs and in accordance with the law. If Party B needs to work overtime for work-related reasons, it shall follow the approval procedures; otherwise, it will not be considered overtime.

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4.3	Rest and Leave

Party B shall enjoy statutory holidays, annual leave, and other paid leave in accordance with current laws and Party A’s Employee Handbook (if any) and leave system.

Article 5	Labor Protection, Working Conditions, and Occupational Hazard Prevention

5.1	Party A has informed and explained to Party B the potential occupational disease hazards and their consequences, occupational disease prevention measures, and related treatments that may arise during the work process. Party A shall legally provide necessary labor protection supplies and essential safety protection measures as required by national regulations and shall legally educate Party B on labor safety and hygiene to prevent workplace accidents and reduce occupational hazards. Party B shall attend and learn from the education and training sessions on business technology, labor safety, hygiene, and various rules and regulations conducted by Party A.

5.2	Party A, in accordance with relevant national laws and regulations, shall establish safety production systems. During the work process, Party B shall strictly follow the relevant safety operation procedures and refrain from violating rules. If Party B’s violation of the rules and regulations causes losses to Party A or others, Party B shall bear the compensation responsibility. If Party A’s management personnel issue commands in violation of regulations or force risky operations, Party B has the right to refuse execution.

Article 6	Labor Remuneration and Social Insurance

6.1	Labor Remuneration

Based on Party B’s job position and other conditions, Party B’s basic salary before tax shall be $32,683 per month, with allowances of $1,000 per month (before tax), and communication allowance before tax of $400 per month (if any). Party A may adjust Party B’s salary based on the company’s performance and Party B’s job performance. Party A will withhold and pay personal income tax as well as the social insurance fees and housing provident fund that Party B is responsible for.

6.2	If Party B works for less than a full month, the salary and subsidies shall be calculated based on actual working days.

6.3	Party A shall pay Party B the previous month’s salary before the 5th day of each month. If a holiday occurs, the payment shall be postponed accordingly. If Party A cannot make the payment on time due to business conditions, Party A shall inform Party B of the situation and reach an agreement with the employee representatives. Party A may delay payment for not more than thirty days.

6.4	Based on Party B’s work ability and performance, Party A may adjust Party B’s job position and duties and correspondingly adjust labor remuneration and benefits, including increasing or decreasing Party B’s labor remuneration. Party A shall reasonably adjust Party B’s labor remuneration based on the company’s operating performance, the average social wage standard published by the local government, and the social minimum wage standard.

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6.5	Social Insurance and Housing Provident Fund System

[Y] Given that Party B is a Chinese citizen, Party A shall pay social insurance and housing provident fund for Party B according to the social insurance (provident fund) system of the contract performance location. Party B shall bear the part of the social insurance (provident fund) that requires personal payment, which shall be withheld and paid by Party A in accordance with local social insurance (provident fund) regulations. If adjusted later, it shall be subject to the salary adjustment notice.

[N] Given that Party B is not a Chinese citizen and has not reached the legal retirement age in China, according to the “Notice on Issues Related to Foreigners Participating in Social Insurance for Employment in China” and relevant regulations, Party A will pay for Party B’s social insurance according to the social security system at the contract performance location, which includes basic pension, basic medical insurance, work injury insurance, maternity insurance, and unemployment insurance.. Party B shall bear the part of the social insurance that requires personal payment, which shall be withheld and paid by Party A in accordance with local social insurance regulations. If adjusted later, it shall be subject to the salary adjustment notice.

Party A shall legally handle the social insurance procedures for Party B, and Party B has the obligation to provide relevant data. If Party B’s personal reasons lead to additional expenses due to the delay in paying social insurance or result in the inability to pay social insurance for Party B, all adverse consequences shall be borne by Party B, and Party A shall not bear any responsibility. For Party B to better enjoy various insurance benefits, Party A shall, in principle, handle the social insurance procedures for Party B in the workplace location.

[N] Given that you are a non-Chinese citizen and have reached the legal retirement age in China, you are not subject to China’s social insurance and housing provident fund system.

6.6	Sick Leave Wages

If Party B falls ill or is injured due to non-work-related reasons, the medical period and related medical benefits shall be implemented in accordance with the relevant regulations of the local government and Party A’s rules and regulations.

6.7	Salary Confidentiality System

To protect the privacy rights of Party B and other employees’ income, Party B agrees to strictly abide by Party A’s internal salary confidentiality system, not disclose their labor remuneration and salary standards to others, and not obtain others’ salaries through improper channels. Similarly, Party B shall not disclose Party A’s salary system to institutions in competition with Party A. If Party B has any questions about salary, they should contact Party A’s human resources department. If Party B discloses salary information or obtains others’ salaries through improper channels, they voluntarily accept the penalties stipulated in the salary confidentiality system.

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6.8	Other benefits, year-end bonuses, etc., shall be subject to the company’s employee handbook, rules and regulations and the offer letter.

Article 7	Labor Discipline and Rules and Regulations

7.2	Party A may legally formulate and revise various rules and regulations, including labor discipline, remuneration, benefits, attendance, rewards, and other rules and regulations based on management needs. Party B shall strictly abide by national laws, regulations, and Party A’s legally formulated rules, regulations, and labor records, and follow operation procedures. Party B confirms that they have studied and are willing to abide by Party A’s rules and regulations and actively participate in the training organized by Party A to improve professional skills.

7.3	If Party B causes losses to Party A due to intentional or negligent actions, Party B shall compensate Party A for all losses suffered and be legally held responsible.

7.4	The rules and regulations legally formulated or modified by Party A can be delivered to Party B through written documents, meetings or training, emails, or posted notices.

7.5	During Party B’s employment with Party A, they shall devote all their time, energy, and skills to Party A’s work, refrain from any behavior unrelated to work, and refrain from any actions that may damage Party A’s image, reputation, or interests.

Article 8	Termination, Expiration, and Renewal of the Labor Contract

8.2	The termination, expiration, and renewal of the labor contract between Party A and Party B shall be executed in accordance with the “Labor Contract Law of the People’s Republic of China” and relevant national and regional regulations.

8.3	Party A and Party B may terminate this Contract through mutual agreement.

8.4	During the validity period of this Contract, if Party B falls under any of the following circumstances, Party A has the right to terminate this Contract without paying economic compensation:

8.4.1	Being proven unfit for employment during the probation period.

8.4.2	Serious violation of Party A’s rules and regulations or any actions discovered during employment that violate laws and regulations or infringe upon the legitimate rights and interests of Party A or any third party (regardless of whether such actions occurred during employment or prior to joining).

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8.4.3	Serious negligence, malpractice, causing significant damage to Party A.

8.4.4	Establishing labor relations with other units simultaneously.

8.4.5	Engaging in fraud, coercion, or taking advantage of others’ vulnerabilities, causing Party A to sign or change this Contract against its true intent.

8.4.6	Being held criminally responsible by law.

If the aforementioned actions of Party B cause losses to Party A, Party A has the right to pursue Party B’s legal responsibility and demand compensation.

8.5	If Party B exhibits any of the following conditions during the probation period, it shall be deemed unfit for employment:

8.5.1	Failure to complete the required entry procedures before the probation period ends.

8.5.2	Being found to have provided false personal information to Party A during the job application process, including but not limited to: resignation certificates, identity documents, household registration certificates, education certificates, medical examination certificates, work experience, etc.; having a history of mental illness, infectious diseases, or other serious illnesses that affect work and failing to disclose it during the job application process; having been severely disciplined or unilaterally terminated by a previous employer, or having a history of drug addiction or other misconduct and failing to disclose it during the job application process; having been subjected to administrative detention, labor reeducation, detention, or being held criminally responsible before joining Party A and failing to disclose it during the job application process.

8.5.3	Failing to meet the target in the probation period assessment standards formulated by the company.

8.5.4	Receiving a verbal warning or above during the probation period.

8.5.5	Deliberately being late or leaving early and failing to correct after reminders.

8.5.6	Violating the principle of honesty or avoidance.

8.5.7	Other situations proving unfit for employment.

8.6	During the labor relationship, if Party B engages in any of the following behaviors, it shall be deemed a serious violation of Party A’s rules and regulations:

8.6.1	Serious dishonest behavior, such as providing false data during entry, falsifying personal experience, or taking improper measures to achieve entry into Party A; taking leave, vacation, or extended leave under deceptive reasons; falsifying documents or submitting false reimbursement claims; entrusting others or substituting others to punch in attendance cards; privately allocating company keys, copying company documents, or using company seals without authorization.

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8.6.2	Intentional or negligent damage to company property or causing losses to the company, including time and resources equivalent to RMB2000 (inclusive) or more.

8.6.3	Failing to fulfill job responsibilities by abandoning duties, neglecting work, or arbitrarily changing work processes, causing losses to the company, including time and resources equivalent to RMB2000 (inclusive) or more.

8.6.4	Engaging in bribery, soliciting bribes, embezzlement, theft, robbery, selling invoices, misappropriating funds, misappropriating company assets, and other illegal activities, as well as violating professional ethics, dereliction of duty, unauthorized related-party transactions, or any other actions that damage Party A’s interests, reputation, and image.

8.6.5	Applying violence, intimidation, or retaliation against superiors, colleagues, subordinates, or clients.

8.6.6	Continuous absenteeism for 3 days or cumulative absenteeism for 6 days within 6 months.

8.6.7	Engaging in actions that violate national laws and regulations or serious immoral behavior, such as joining cult organizations, terrorist organizations, drug addiction, gambling, etc.

8.6.8	Violating the obligation to maintain Party A’s trade secrets, causing losses to Party A.

8.6.9	Directly or indirectly participating in or engaging in work or activities competitive with Party A.

8.6.10	Other serious violations of Party A’s rules and regulations.

8.7	Party B may terminate this Contract by giving Party A thirty (30) days’ written notice in advance. Party B may terminate this Contract during the probation period by giving three (3) days’ notice in advance.

8.8	If Party A provides professional technical training to Party B, the service period shall be subject to the “Training Agreement” or this Contract as agreed by both parties. If Party B terminates this Contract early, they shall compensate for the professional technical training fees paid by Party A, including but not limited to training fees, transportation fees, airfare, accommodation, and subsidies.

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8.9	Party B may terminate this Contract if Party A is in any of the following situations:

8.9.1	Failing to provide labor protection or working conditions as stipulated in this Contract.

8.9.2	Failing to pay wages on time and in full.

8.9.3	Failing to pay social insurance premiums in accordance with the law.

8.9.4	Party A’s rules and regulations violate laws and regulations, damaging Party B’s rights and interests.

8.9.5	Engaging in fraud, coercion, or taking advantage of others’ vulnerabilities, causing Party B to sign or change this Contract against their true intent.

8.9.6	Other circumstances where Party B may terminate the labor contract as stipulated by law or administrative regulations.

8.10	Party B may immediately terminate this Contract if Party A is in any of the following situations:

8.9.1	Forcing Party B to work through violence, threats, illegal detention, or illegal restrictions on personal freedom.

8.9.2	Illegally commanding, compelling risky operations, endangering Party B’s personal safety.

8.11	If Party B is in any of the following situations, Party A may unilaterally terminate this Contract, but must give Party B 30 days’ written notice in advance or pay Party B an additional month’s salary:

8.11.1	Party B is unable to perform the original work, or any other work arranged by Party A after the expiration of the prescribed medical treatment period due to illness or non-work-related injury.

8.11.2	Party B is incompetent for work, even after training or adjustment of work positions.

8.11.3	Significant changes in the objective circumstances on which this Contract was based, making it impossible to perform, and no agreement is reached between Party A and Party B on changing the content of this Contract after negotiation.

8.12	If Party A is undergoing legal rectification or severe business difficulties that necessitate downsizing, it may terminate this Contract after explaining the situation to the labor union or all employees thirty days in advance, hearing their opinions, and reporting to the labor administration department.

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8.13	Before the expiration of a fixed-term contract, Party A and Party B may renew this Contract through mutual agreement. If Party B does not complete the renewal procedures after receiving the renewal intent from Party A, it shall be deemed that Party B does not agree to renew this Contract, and this Contract will terminate naturally upon expiration.

Article 9	Confidentiality and Intellectual Property

9.2	The confidential information (“Confidential Information”) referred to in this Contract includes all technical secrets, business secrets, cooperative secrets, and operational secrets that are owned by Party A and its affiliates and are not yet known to the public, including financial information and other unpublished essential data, information, and physical samples, as well as any information reasonably understood to be confidential. Party B shall also strictly keep confidential the confidential information of Party A’s partners obtained during Party B’s employment.

9.3	Regarding the protection of Confidential Information, non-compete obligations, and employee inventions, Party B shall comply with this Contract and any separate confidentiality agreements, non-compete agreements (if any), employee invention agreements, or similar documents signed by both parties. If Party B violates the confidentiality and non-compete obligations agreed upon by both parties, they shall bear responsibility according to the separate confidentiality agreement and non-compete agreement.

9.4	During the employment period, any materials, research results, and creations obtained or produced by Party B under Party A’s planning or as a result of their duties shall belong to Party A, including ownership rights, copyright, patent rights, trademark rights, and intellectual property rights. If Party A intends to register these rights domestically or internationally, Party B shall unconditionally provide all necessary assistance.

9.5	Party A attaches great importance to intellectual property protection and respects the intellectual property and other legitimate rights and interests of others. Party B promises that the intellectual property results produced during their employment, with Party A as the copyright owner, patent owner, trademark right holder, and other intellectual property rights holder, and the use of computer software in the course of their duties, do not infringe upon any third party’s intellectual property rights or other legitimate rights and interests. If infringement compensation is involved, Party B shall bear full responsibility. During Party B’s employment, they shall not use state secrets, others’ trade secrets, or any information, data, and results enjoyed by others without the prior written consent of the relevant rights holders. Otherwise, all disputes or compensations arising from this shall be borne by Party B.

9.6	Party B shall strictly comply with the intellectual property transfer, non-compete, and confidentiality agreements and other documents signed by them during their employment.

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Article 10	Resignation Management

10.2	Due to job position adjustments or regardless of the reason for Party B’s resignation from Party A, Party B shall follow Party A’s instructions to complete the resignation handover procedures. If Party B fails to complete the handover procedures, Party A has the right to withhold the payment of any outstanding amounts due to Party B, including but not limited to salary settlement, economic compensation, and has the right to withhold the issuance of a certificate of termination or completion of the labor contract until Party B completes the resignation handover procedures as instructed by Party A. Any responsibilities and losses arising from this shall be borne by Party B.

10.3	Party B agrees that if they fail to complete the resignation procedures, it shall not be regarded as an extension of the labor relationship between Party A and Party B. Party A has the right to process the reduction, removal, and other procedures for Party B’s social insurance, etc.

10.4	All documents, data, results, and items obtained or produced by Party B in the course of their work shall belong to Party A. Regardless of the reason for Party B’s resignation, they shall unconditionally return all documents, data, and items obtained due to work, including originals and all copies, to Party A.

10.5	Party B agrees that within 30 days before the termination or cancellation of this Contract, unless necessary for the performance of duties and with Party A’s prior written consent, they shall not take any items or information belonging to Party A (including but not limited to laptops, disks, documents, and data) out of Party A’s workplace. Party B agrees that without Party A’s prior written consent, they shall not send or publish any of Party A’s information to the public or any third party outside of Party A.

Article 11	Breach and Compensation Liability

11.2	If Party B violates laws and regulations, or the provisions of this Contract, or Party A’s legally formulated rules and regulations, or fails to terminate the labor contract as agreed in this Contract and as prescribed by laws and regulations, or fails to follow this Contract to conduct work handover, and if the above behavior of Party B leads to or causes Party A losses, or the work or project is partially or completely suspended or invalidated, Party A has the right to take measures in accordance with this Contract, including but not limited to terminating this Contract. If the above actions of Party B cause production, operation, or work losses to Party A, Party B shall compensate Party A for all losses suffered.

11.3	If Party B violates the confidentiality obligation, they shall bear the corresponding responsibility according to the confidentiality agreement signed by both parties and Party A’s legally formulated rules and regulations.

11.4	If Party B violates the non-compete obligations, they shall bear the corresponding responsibility according to the non-compete agreement signed by both parties and Party A’s legally formulated rules and regulations.

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11.5	If Party B accepts relevant training funded by Party A, Party A will sign a separate “Training Agreement” (the “Training Agreement”) with Party B and fulfill it according to the provisions of the Training Agreement. If Party B terminates or cancels this Contract before the expiration of the labor term stipulated in this Contract, or if Party A terminates this Contract due to Party B’s incompetence or any of the circumstances stipulated in Article 26, Paragraph 2 of the “Implementation Regulations of the Labor Contract Law,” then Party B shall pay liquidated damages or repay outstanding amounts to Party A before leaving, and Party A has the right to directly offset the corresponding amount with Party B’s unpaid salary and other amounts. If Party B’s salary is insufficient to pay the liquidated damages, Party B shall make up the difference to Party A. Otherwise, Party A has the right to take all necessary legal measures to recover it from Party B. If both parties have not signed a training contract, or if the training contract does not specify or is unclear, Party B shall return the proportional training expenses for the unfulfilled part of the labor term to Party A.

11.6	If Party B owes any amount to Party A or if Party B violates the conditions stipulated in this Contract for terminating the labor contract and causes any economic losses to Party A, Party A has the right to deduct the corresponding amount from Party B’s salary, but the deduction shall not violate the provisions of laws and regulations. If Party A’s economic loss exceeds the deductible amount from Party B, Party A still has the right to recover the remaining amount from Party B.

Article 12	Labor Dispute Handling

12.2	In the event of a labor dispute arising from the performance of this Contract, both parties shall resolve it through friendly negotiation. If the dispute cannot be resolved through negotiation, either party may apply for arbitration to the labor dispute arbitration committee at Party A’s place of residence within one year from the date of the labor dispute. Either party may also directly apply for arbitration to the labor dispute arbitration committee at Party A’s location. If either party is dissatisfied with the arbitration award, they may file a lawsuit in court according to the law.

Article 13	Other Provisions

13.2	Party B confirms that they have read, fully understood, and accepted the contents stipulated in this Contract and promise to strictly comply with it.

13.3	The conclusion, effectiveness, interpretation, performance, and dispute resolution of this Contract shall be governed by the relevant laws, regulations, rules, and policies of the People’s Republic of China; matters not covered shall be handled according to the aforementioned relevant laws, regulations, rules, policies, and provisions, or negotiated by both parties.

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13.4	Matters not covered in this Contract shall be governed by national laws, regulations, and Party A’s legally formulated rules and regulations. If any clause in this Contract becomes invalid due to amendments to laws and regulations, it shall not affect the validity of other clauses in this Contract. The clauses that may continue to be effective after the termination or expiration of this Contract, including but not limited to confidentiality and intellectual property clauses, resignation management clauses, breach, and compensation liability clauses, etc., shall continue to be effective after the termination or expiration of this Contract.

13.5	If any clause of this Contract is illegal, invalid, or unenforceable, or is declared illegal, invalid, or unenforceable by any competent arbitration tribunal or court, the other clauses of this Contract shall remain valid and enforceable, and both parties shall replace the illegal, invalid, or unenforceable clause with a valid provision that closely approximates the original clause and the spirit and purpose of this Contract.

13.6	The interpretation of this Contract shall be based on the purpose of the Contract and the original meaning of the text. The headings in this Contract are only for reading convenience and should not affect the interpretation of the content of this Contract.

13.7	Party B confirms that the “Home Address” at the beginning of this Contract is the only address of Party B during the performance of this Contract, and this address shall be deemed the only address for Party A to send relevant legal documents to Party B. If Party A sends mail to this address, it shall be deemed as delivered upon reaching this address, whether signed by Party B or not, or if Party B refuses to sign it. If the address changes, Party B shall notify Party A in writing within three days. If no written notification is submitted, Party B shall bear all adverse consequences.

13.8	Inseparable Parts of the Contract

The annexes to this Contract, the “Confidentiality, Intellectual Property, and Non-Competition Agreement” (if applicable), the “Occupational Disease Hazard Notice” (if applicable), the “Training Contract,” the “Employee Handbook,” the “Employment Letter,” the “Job Description,” and the “Personnel Change Notice” are inseparable parts of this Contract.

13.9	This Contract is made in two copies, one for each party, and becomes effective on the date of Party A’s seal and Party B’s signature, valid until the date of termination of this Contract according to the law or as agreed. If the previously signed labor contract between both parties has not expired, this Contract shall be a modification of the original labor contract, and the termination date shall be the same as the termination date of the original labor contract. In the event of any inconsistency between this Contract and the original labor contract, the terms of this Contract shall prevail.

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(This page is the signature page of the “Labor Contract”)

Party A:	Suzhou Ascentage Pharmaceutical Co., Ltd.

Legal Representative:	Dajun Yang

[Stamped]

Date:	December 14, 2023

Party B:	Cao Jin

Signature:	/s/ Cao Jin

Date:	December 14, 2023

Signature page of the “Labor Contract”	Document No.: HR-004-03 Commencement Date: 2022-05-07